UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2023

Neoleukin Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36327	98-0542593
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
188 East Blaine Street, Suite 450
Seattle, Washington 98102
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (866) 245-0312

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.000001 par value	NLTX	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03    Material Modification to the Rights of Security Holders

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference herein.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On September 22, 2023, as approved by the stockholders of Neoleukin Therapeutics, Inc. (the “Company”) on June 8, 2023, the Company filed a Certificate of Amendment (the “Amendment”) to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware to implement a one-for-five reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.000001 per share (the “Common Stock”) to be effective as of 12:01 am Eastern time on September 25, 2023 (the “Effective Time”). As previously disclosed on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 12, 2023, the Company’s stockholders approved a proposal to authorize the Company’s Board of Directors (the “Board”) to implement, at the Board's discretion, a reverse stock split at a ratio not less than 1-for-2 and not greater than 1-for-5, with the exact ratio to be set within that range at the discretion of the Board.

In connection with the Reverse Stock Split, the Amendment also provided for a decrease in the number of shares of authorized Common Stock under the Certificate of Incorporation from 100,000,000 shares of Common Stock to 20,000,000 shares of Common Stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01    Other Events.

On August 30, 2023, the Board approved the Reverse Stock Split at a ratio of one-for-five. On September 25, 2023, the Common Stock will begin trading on a split-adjusted basis under a new CUSIP number, 64049K 203.

Upon the Effective Time, every five shares of the Company’s issued and outstanding Common Stock will be automatically combined and reclassified into one issued and outstanding share of Common Stock.

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders will be entitled to a cash payment in lieu of any fractional shares. The Reverse Stock Split will not affect any stockholder’s ownership percentage of Common Stock (except to the extent a stockholder receives cash in lieu of a fractional share), alter the par value of the Common Stock, or modify any voting rights or other terms of the Common Stock. In addition, a proportionate adjustment will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options and pre-funded warrants to purchase shares of Common Stock and the number of shares reserved for issuance pursuant to the Company’s equity incentive plan and employee stock purchase plan. Immediately prior to the Reverse Stock Split, there were approximately 44,026,429 shares of Common Stock outstanding. After the Reverse Stock Split, there will be approximately 8,805,285 shares outstanding.

On September 22, 2023, the Company issued a press release announcing that the Board approved the Reverse Stock Split. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01    Financial Statements and Exhibits.

    (d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Neoleukin Therapeutics, Inc.
99.1	Press Release, dated September 22, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEOLEUKIN THERAPEUTICS, INC.

Date: September 22, 2023	By:	/s/ Donna M Cochener
Name: Donna M. Cochener
Title: Interim Chief Executive Officer, General Counsel and Corporate Secretary